CSW ENERGY
                        LETTERS OF CREDIT AND GUARANTEES


                  FEES   FEES  REFERENCE
PROJECT * AMOUNT   PD  PAYABLE  NUMBER    MATURITY BENEFICIARY OBLIGOR PURPOSE AUTHORITY
------- - ------   --  -------  ------    -------- ----------- ------- ------- ---------

NONE OUTSTANDING AS OF DECEMBER 31, 1997



*  G   - Guarantee